Exhibit 4.2

NUMBER	SHARES

AI INFRASTRUCTURE ACQUISITION CORP

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP
THIS CERTIFIES THAT IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES,

PAR VALUE $0.0001 PER SHARE

AI INFRASTRUCTURE ACQUISITION CORP.

transferable on the books of AI Infrastructure Acquisition Corp. (the “Company”), in person or by duly authorized attorney upon surrender of this certificate properly endorsed, and subject to the Company’s memorandum and articles of association, as the same may be amended from time to time (the “Memorandum and Articles”). This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile signatures of its duly authorized officers.

Dated:

[Seal]
Chairman		Chief Financial Officer

AI Infrastructure Acquisition Corp.

The Company will furnish without charge to each holder of Class A ordinary shares of the Company (the “Class A Ordinary Shares”) who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum and Articles and resolutions of the Board of Directors providing for the issue of Class A Ordinary Shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Class A Ordinary Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________ Attorney to transfer the said stock on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated [_], 2025 (the “IPO”), to the extent that Class A Ordinary Shares were issued as part of the units in our initial public offering, and subject to the terms of the Memorandum and Articles, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds from the trust account established in connection with the IPO only in the event that (i) the Company redeems the Class A Ordinary Shares included in the units sold in the IPO and liquidates upon a failure to consummate a business combination within the time period set forth in the Memorandum and Articles or (ii) if the holder properly redeems for cash their respective Class A Ordinary Shares included in the units sold in the IPO in connection with (1) a general meeting called to approve a business combination, upon consummation of such business combination, or (2) without a shareholder vote by means of a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed business combination) setting forth the details of a proposed business combination, or (3) in connection with a shareholder vote to amend the Memorandum and Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s business combination or to redeem 100% of the Class A Ordinary Shares included in the units sold in the IPO if it does not consummate an initial business combination within the time set forth in the Memorandum and Articles or (B) with respect to any other material provisions relating to the rights of holders of Class A Ordinary Shares or pre-initial business combination activity. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.